TOKHEIM CORPORATION
                            1992 STOCK INCENTIVE PLAN


                                    Section 1

                                     General


  1.1 Effective Date and Purpose. Tokheim Corporation, an Indiana corporation, ("Tokheim") has established the TOKHEIM CORPORATION 1992 STOCK INCENTIVE PLAN (the "Plan") effective as of December 15, 1992, (the "Effective Date"), subject to approval of the Plan at the next Annual Meeting of Tokheim Shareholders by the holders of a majority of the shares of Tokheim stock entitled to vote at that meeting. The purpose of the Plan is to promote the long-term financial performance of Tokheim by (a) attracting and retaining executive and other key employees of Tokheim and its Subsidiaries (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other similar corporations; (b) motivating such employees to further the long-range goals of Tokheim; and (c) furthering the identity of interests of participating employees and Tokheim shareholders through opportunities for increased management ownership of Tokheim common stock.

  1.2 Plan Administration. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

        (a) determine the employees of Tokheim and Subsidiaries to whom options shall be granted, when such options shall be granted, and the number of shares and the terms upon which such options shall be granted;

        (b)   interpret the provisions of the Plan;

        (c)   adopt,  amend  and   rescind  rules  and  regulations  for   the
  administration of the Plan;

        (d)   impose   such  limitations,  restrictions  and  conditions  upon
  grants and awards under the Plan as it shall deem appropriate; and

        (e) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;
  provided, that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than two members. The Committee may meet by telephonic connection. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a writing without a meeting.

        At any date, the members of the Committee shall be those members of the Compensation Committee of the Board of Directors of Tokheim who are Disinterested Persons; that is, those members who have not, during the one year prior to service on the Committee, or during such service, been granted or awarded equity securities pursuant to this Plan or any other plan of the Company or any of its affiliates. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members, and appoint new members in substitution, but in all events such new members shall be Disinterested Persons.

  1.3 Shares Available. The sum of the number of shares of Tokheim common stock for which Incentive Stock Options ("ISOs") and Non-Qualified Stock Options ("NQSOs") (both as defined in subsection 3.1) may be granted may not exceed 350,000. If all or a portion of an ISO or NQSO expires or is terminated without having been exercised in full and without having been surrendered to exercise any related Stock Appreciation Right ("SAR") (as defined in subsection 4.1) then the number of shares which are forfeited or not purchased shall again be available for purposes of making grants under this Plan. The shares of Tokheim common stock delivered pursuant to the Plan shall be authorized but unissued shares or reacquired shares held by Tokheim as treasury shares (including shares purchased in the open market). In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in the corporate structure or capitalization of Tokheim which affects the Tokheim common stock, appropriate adjustment, as determined by the Board of Directors of Tokheim (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or by subject to options under the Plan. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, as determined by the Board of Directors of Tokheim (or its successor) in the event of such changes in the corporate structure or capitalization of Tokheim occurring after the date of grant or award.

  1.4 Term, Amendment and Termination of Plan. Grants and awards may not be made under the Plan after the earlier of December 14, 2002, or the termination date of the Plan. The Board of Directors of Tokheim may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of Tokheim stock entitled to vote at a duly held meeting of such shareholders, the Board may not:

        (a) increase the number of shares of common stock which may be issued under the Plan, except as provided in subsection 1.3;

        (b) reduce the minimum option price under any stock option, except as provided in subsection 1.3;

        (c)   increase  the  maximum  period  during  which   Incentive  Stock
  Options, Non-Qualified Stock Options and Stock Appreciation Rights may be exercised;

        (d)   extend the term of the Plan; and

        (e)   amend the standards for participation described in Section 2.

        In addition, the Committee may amend or modify any outstanding option in any manner to the extent that the Committee would have had the authority to initially grant such options as so modified or amended, including without limitation, to change the date or dates as of which an option becomes exercisable. Provided, no modification shall be permitted where such modification would be considered as the granting of a new option.

        Amendment or termination of the Plan shall not affect the validity of terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.

  1.5 Compliance with Applicable Law. The Committee may postpone any exercise of an ISO, NQSO or SAR for such time as the Committee in its discretion may deem necessary in order to permit Tokheim (a) to effect or maintain registration of the Plan or common stock issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for Tokheim common stock; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. Tokheim shall not be obligated to issue shares upon exercise of an ISO, NQSO or SAR in violation of any law, regulation or rule of a stock exchange. Any such postponement shall not extend the term of an ISO, NQSO or SAR. Neither Tokheim nor its directors or officers shall have any obligation or liability to any Participant (or successor in interest) because of the loss of rights under any grant or award under the Plan due to postponements pursuant to this subsection.

  1.6 Withholding Taxes. Tokheim and its Subsidiaries shall have the right to deduct from any cash payment made pursuant to the Plan the amount of any tax required by law to be withheld from that payment. Tokheim and its Subsidiaries shall have the right to require payment, in cash or in equivalent value in Tokheim common stock, from any person entitled to receive Tokheim common stock pursuant to the Plan, of the amount of any tax required by law to be withheld with respect to that stock prior to its delivery.

                                    Section 2

                               Plan Participation

  2.1 Participation Designations. The Committee may, at any time, designate any officer or key employee of Tokheim or of a Subsidiary to be a Participant. For purposes of the Plan, the term "Subsidiary" means any corporation of which, at any date, Tokheim owns directly, or indirectly through an unbroken chain of subsidiary corporations, stock possession 50 percent or more of the total combined voting power of all classes of stock of that corporation.

  2.2   Participation is  Not a Contract  of Employment.   The  Plan does  not
  constitute a contract of employment. Participating in the Plan does not give any employee the right to be retained in the employ of Tokheim or a Subsidiary and does not limit in any way the right of Tokheim or a Subsidiary to change the duties or responsibilities of any employee.


                                    Section 3

                                  Stock Options

  3.1 Grantees. The Committee may, at any time, designate a Participant to receive an Incentive Stock Option or Non-Qualified Stock Option (each as defined below) whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the term "Incentive Stock Option" means an option to purchase Tokheim common stock which meets the requirements of section 422 of the Internal Revenue Code of 1954, as amended (the "Code") and the term "Non-Qualified Stock Option" means an option to purchase Tokheim common stock which is not an Incentive Stock Option. Each ISO and NQSO granted under the Plan shall be evidenced by an agreement between the Participant and Tokheim. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. A Participant shall not have any rights of a shareholder of Tokheim common stock with respect to shares subject to an ISO or NQSO until such shares are purchased upon exercise of the option.

  3.2 Number of Shares Optioned and Option Price. The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of shares of Tokheim common stock which may be purchased and the option price of each share on exercise of each ISO and NQSO granted under the Plan. To the extent that the aggregate Fair Market Value of stock with respect to which ISOs are exercisable for the first time by any Participant during any calendar year exceeds $100,000, such options shall be treated as NQSOs. The foregoing limitation shall be applied by taking options into account in the order in which they were granted. Provided, in the event and to the extent limits on the maximum number of shares for which ISOs may be granted under Section 422 shall be increased, the maximum number of shares or amount for which ISOs may be granted under this Plan and other plans shall be similarly increased. The option price of each share under an ISO or NQSO shall not be less than 100 percent of the Fair Market Value of a share of Tokheim common stock on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the unweighted mean of the high and low prices of a share of Tokheim Common Stock, on the first date that the stock was so traded which next precedes the date as of which the determination is being made, as reported by the New York Stock Exchange.

  3.3 Exercise of Options and Payments. Each ISO and NQSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines, subject to the following provisions of this subsection 3.3. No ISO or NQSO granted to a Participant shall be exercisable prior to the first anniversary of the date that the Option was granted except, in the discretion of the Committee, if the Participant's employment with Tokheim and all of its Subsidiaries terminates by reason of death, Disability (as defined in section 37(c)(3) of the Code) or retirement (as described in subsection 3.4(d)). During any period that an ISO or NQSO is exercisable, it may be exercised by delivering a written notice to Tokheim at its principal office by registered or certified mail, or in person or by facsimile, stating the number of shares with respect to which the Option is being exercised and specifying a date not less than five nor more than 15 days after the receipt of such notice on which the shares will be taken up and payment made therefore. Payment may be made in
  (a) cash or (b) in the event the Committee does not prohibit such an exchange, in shares of Tokheim common stock with an aggregate Fair Market Value on the date of exercise equal to the purchase price, or in any combination of cash and such shares.

  3.4 Termination of Options. Each ISO and NQSO shall terminate and not be exercisable after the date determined by the Committee, which date shall not be later than the earliest of (a) the tenth anniversary of the date that the option was granted; (b) the date the Participant's employment with Tokheim and all Subsidiaries terminates for reasons other than described in
  (c) or (d) next following; (c) the first anniversary of the date the Participant's employment with Tokheim and all Subsidiaries terminates on account of death or Disability; or (d) the first anniversary of the Participant's retirement, as approved by the Committee, from employment by Tokheim or a Subsidiary. Exercise of an option pursuant to Section 3.4(d) more than three (3) months after termination of employment shall not qualify for ISO tax treatment in the hands of the Participant.

  3.5 Transferability. Each ISO and NQSO granted to a Participant may not be transferred by the Participant except by will or the laws of descent and distribution, and may be exercisable during the Participant's lifetime only by the Participant.

  3.6 Change in Control. Notwithstanding any provision to the contrary contained herein, or contrary limitations imposed upon an option by the Committee, any stock option granted pursuant to the Plan shall, in the case of a change in control ("Change in Control"), as hereinafter defined, become fully exercisable as to all shares of stock from and after the date of such Change in Control and shall, subject to the provisions of Section 3.4(a), above, remain exercisable for a period of three (3) months following the employee's termination of employment with the Tokheim, if said termination occurs within six (6) months after the date of the Change in Control.

        The term "Change in Control" shall mean a Change in Control of a nature such that (1) it would be required to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934, or successor provisions thereto, as in effect on the date hereof, (2) a "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rule 13(d)-3 issued under the Securities Exchange Act), directly or indirectly, of securities of Tokheim, representing in excess of thirty percent (30%) of the voting securities of Tokheim, then outstanding, followed by the election by said person or group of one or more representatives to the Board of Directors of Tokheim; (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of Tokheim, representing in excess of fifty percent (50%) of the voting securities of Tokheim, then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board of Directors of Tokheim; or (4) any other event, including but not limited to those set forth in paragraphs (1) through (3) above, which shall have the effect of placing control of the business and affairs of Tokheim, in a person or group as hereinabove defined, other than or different from the present stockholders of Tokheim. Provided, no Change in Control shall be deemed to have occurred for purposes of this Plan if a majority of the members of the Board of Directors of Tokheim approves the events which would otherwise constitute a change of control within thirty (30) days thereof.


                                    Section 4

                            Stock Appreciation Rights

  4.1 Grantees. The Committee may, at the time a stock option is granted under Section 3 to a Participant or at any time thereafter, designate that Participant to be granted, in conjunction with that stock option, a Stock Appreciation Right (as defined below). No Stock Appreciation Right may be granted in conjunction with a previously granted ISO without the written consent of the affected Participant. For purpose of the Plan, the term "Stock Appreciation Right" means a right to surrender all or a portion of a stock option and receive, in exchange, payment of an amount no greater than the excess of the Fair Market Value (as defined in subsection 3.2) of one or more shares of Tokheim common stock determined on the date the right is exercised over the Fair Market Value of the same number of shares of Tokheim common stock determined on the date the related stock option was granted. Each SAR granted under the Plan shall be evidenced by an agreement between the Participant and Tokheim. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

  4.2 Terms of SARs. The Committee shall determine the number of shares of Tokheim common stock and the percentage (not more than 100 percent) or maximum amount of the increase in Fair Market Value of those shares over the relevant period upon which payment of each SAR at exercise shall be based. Each SAR may be exercisable at any date with respect to no more than the number of shares for which the related stock option is exercisable on that date. Each SAR issued in conjunction with an ISO may be exercisable only when there has been an increase in Fair Market Value of the shares over the relevant period. If a Participant to whom an SAR has been granted is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Committee may, at any time, impose such conditions and limitations upon such SAR as the Committee deems necessary or desirable for the Participant to comply with or obtain an exemption from such Section 16 and applicable rules and regulations. The terms of an SAR may include such other conditions and limitations upon exercise as the Committee deems desirable.

  4.3 Exercise of SARs and Payment. During any period that SAR is exercisable, it may be exercised by delivering a written notice to Tokheim at its principal office by registered or certified mail, or in person, which specifies the extent to which the SAR is being exercised. Payment to the Participant shall be made as soon as practicable after exercise of the SAR and may be made in cash, in shares of Tokheim common stock with an aggregate Fair Market Value on the date of exercise equal to the amount to be paid, or in any combination of cash and such shares. Upon exercise of an SAR, the right to exercise the related stock option shall automatically be terminated to the same extent that the SAR was exercised.

  4.4   Termination of SARs.   Each SAR shall terminate and not be exercisable
  after the same date that the related stock option terminates.

  4.5 Transferability. Each SAR granted to a Participant may not be transferred by the Participant except together with the related stock option and except by will or the laws of descent and distribution, and may be exercisable during the Participant's lifetime only by the Participant.


                                    Section 5

                             Restricted Stock Awards

  5.1 Grantees. The Committee may, at any time, designate a Participant to receive a Restricted Stock Award (as defined below) whether or not the Participant has previously received an award under the Plan. For purposes of the Plan, the term Restricted Stock Award ("RSA") means the right to receive, at specified times and subject to specified conditions, shares of Tokheim common stock which may bear such restrictions and/or restrictive endorsements as the Committee determines. Each RSA shall be evidenced by an agreement between the Participant and Tokheim. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan.

  5.2 Grants of Restricted Stock Awards. The sum of the number of shares of Tokheim common stock from which RSA's may be granted may not exceed 50,000. The Committee shall, subject to the foregoing limitation, determine the number of shares of Tokheim common stock which may be awarded, and the conditions which must be met for award and delivery of the shares to the Participant under each RSA granted under the Plan. An RSA may provide, in the discretion of the Committee, for the issuance of the shares which may be awarded under the RSA in the name of the Participant subject to the following restrictions:

        (a) the shares may not be sold, transferred, pledged or otherwise assigned or encumbered by the Participant except by will or the laws of descent and distribution;

        (b)   each stock  certificate shall be registered  in the  name of the
  Participant  and  deposited  with  the  Secretary  of  Tokheim,   until  all
  conditions upon final issuance shall have been satisfied;

        (c) dividends paid on the shares shall be paid to the Participant at such times and under such conditions as the Committee shall determine; and

        (d)   the shares and dividends  which have not been distributed to the
  Participant   shall   be  subject   to   forfeiture   in   accordance   with
  subsection 5.4

        Subject to the foregoing restrictions, the Participant shall have all of the rights of a holder of Tokheim common stock with respect to the shares issued to him or her under this subsection 5.2

  5.3 Distribution of Shares. Subject to the provisions of subsection 5.4, each RSA shall provide for the distribution of the awarded shares of Tokheim common stock free of all restrictions to the Participant or, in the event of the Participant's death, the person or persons to whom the RSA was transferred by will or the laws of descent and distribution. Distribution shall be provided for at such time or times during the period beginning on the first anniversary and ending on the tenth anniversary of the date of grant of the RSA as the Committee shall determine; except that, in the discretion of the Committee, distribution may be provided for prior to the first anniversary if the Participant's employment with Tokheim and all Subsidiaries terminates on account of death, Disability, or retirement (as described in subsection 3.4(d)).

        Notwithstanding anything to the contrary contained in  this Section 5,
  in  the  event  of   a  Change  in  Control,  as  previously   defined,  the
  restrictions imposed hereunder shall lapse with respect to all RSAs.

  5.4 Forfeiture. Each RSA shall provide that Participant shall forfeit all rights under the RSA, all shares of Tokheim common stock issued pursuant to the RSA which had not been distributed to the Participant free of all restrictions, and all undistributed amounts credited to the Participant with respect to dividends paid on Tokheim common stock pursuant to the RSA if:

        (a) the Participant's employment with Tokheim and all Subsidiaries terminates for any reason other than death, Disability, retirement (as described in subsection 3.4(d)), or other reasons determined by the Committee which should not cause forfeiture; or

        (b) the conditions, if any, specified in the RSA are not fully satisfied within the prescribed time.